UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, the Board of Directors of National Fuel Gas Company (the “Company”) elected Ronald J. Tanski as Chief Executive Officer of the Company, effective March 7, 2013. Mr. Tanski, age 60, had served as President and Chief Operating Officer of the Company since July 2010. He will continue to serve as President. Mr. Tanski previously served as Treasurer and Principal Financial Officer of the Company from April 2004 through June 2010; President of the Company’s principal pipeline and storage subsidiary from July 2008 through June 2010; President of the Company’s utility subsidiary from February 2006 through June 2008; and Treasurer of the Company’s utility subsidiary from April 2004 through July 2008.

Mr. Tanski succeeds David F. Smith as Chief Executive Officer. Mr. Smith, who had served as Chief Executive Officer since 2008 and Chairman of the Board since 2010, was elected Executive Chairman of the Board, effective March 7, 2013. In this position, Mr. Smith continues to chair the Board of Directors and remains an employee and executive officer of the Company. Neither Mr. Smith nor Mr. Tanski is employed pursuant to an employment agreement with the Company.

In connection with these changes, the Compensation Committee of the Board of Directors increased Mr. Tanski’s annual salary to $750,000 and reduced Mr. Smith’s annual salary to $682,500. Each executive will continue to participate in applicable incentive, benefit, and change in control plans or agreements of the Company. In addition, the Compensation Committee granted Mr. Tanski 45,398 restricted stock units under the Company’s 2010 Equity Compensation Plan, subject to the same performance condition, vesting date and all other terms and conditions applicable to the restricted stock units granted to officers of the Company in December 2012. The Compensation Committee’s decisions regarding Mr. Tanski’s compensation reflect an effort, consistent with feedback received from stockholders during fiscal 2012 and 2013, to moderate the amount of base salary paid to the Chief Executive Officer while increasing the percentage of executive compensation tied to equity.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on March 7, 2013. At that meeting, the stockholders elected David C. Carroll, Craig G. Matthews and David F. Smith as directors for three-year terms, ratified the appointment of an independent registered public accounting firm and provided a non-binding advisory vote with respect to approval of executive compensation.

The vote with respect to Mr. Carroll was as follows: For, 53,025,905 (86%); Withheld, 8,276,505; Broker Non-Votes, 14,451,365. The vote with respect to Mr. Matthews was as follows: For, 50,063,639 (82%); Withheld, 11,238,771; Broker Non-Votes, 14,451,365. The vote with respect to Mr. Smith was as follows: For, 52,358,878 (85%); Withheld, 8,943,532; Broker Non-Votes, 14,451,365.

The vote with respect to ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm was as follows: For, 74,942,252 (99%); Against, 613,540; Abstain, 197,983; Broker Non-Votes, 0.

The advisory vote with respect to approval of executive compensation was as follows: For, 45,101,086 (84%); Against, 8,278,815; Abstain, 7,922,509; Broker Non-Votes, 14,451,365.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release dated March 7, 2013 regarding the Company’s management changes is furnished as part of this Current Report as Exhibit 99.

Neither the furnishing of the press release as an exhibit to this Current Report nor the inclusion in such press release of any reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at such internet address into this Current Report. The information available at the Company’s internet address is not part of this Current Report or any other report filed or furnished by the Company with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99         Press release furnished regarding management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

March 13, 2013	By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press release furnished regarding management changes